UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

ERF Wireless, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-27467 (Commission File Number)	76-0196431 (I.R.S. Employer Identification No.)
2911 South Shore Boulevard, Suite 100, League City, Texas (Address of Principal Executive Offices)	77573 (Zip Code)

N/A
-------------------------------------
(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code:  (281) 538-2101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 28, 2008, Mr. Richard Royall, age 61, was appointed to serve on the Board of Directors.  Mr. Royall currently serves as our Chief Financial Officer.  Mr. Royall is a Certified Public Accountant, who has been engaged in the private practice of accounting since 1972 with concentration of expertise in accounting, mergers, acquisitions and Securities and Exchange registrations and filings including implementation of SOX 404 compliance. Mr. Royall served as chief financial officer from 1996 to 2004 for Eagle Broadband, Inc.

Mr. Royall has an employment agreement with the Company, in connection with his position as our Chief Financial Officer. Mr. Royall is entitled to the following compensation as our Chief Financial Officer: (i) base salary of $200,000 per year; (ii) standard benefits that are available to other Company executive officers; and (iii) a stock grant of up to 3,000,000 shares, 1,000,000 shares will be awarded when the Company achieves positive EBITDA (as reported in an Exchange Act filing), 1,000,000 shares will be awarded when the Company closes a $25 million financing, and (iii) 1,000,000 shares will be awarded when the Company lists on a national stock exchange. The agreement terminates in January 2011.

Item 9.01              Financial Statements and Exhibit

(d)           Exhibits

The following exhibit is to be filed as part of this 8-K:

EXHIBIT NO.                                           IDENTIFICATION OF EXHIBIT

10.1	Agreement with Mr. Royall dated March 24, 2008 (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K/A filed April 1, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERF Wireless, Inc. By: /s/ H. Dean Culbey H. Dean Cubley, Chief Executive Officer

DATE:    April 3, 2008